                 FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT


         THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (hereinafter referred to as the "Amendment") is made and entered into as of this ___ day of December, 2002, between and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), FOOTHILL CAPITAL CORPORATION, a California corporation, as the arranger and administrative agent for the Lenders ("Agent"), and, on the other hand, PCI CHEMICALS CANADA COMPANY, a Nova Scotia unlimited liability company, and PIONEER AMERICAS LLC, a Delaware limited liability company (hereinafter each individually is referred to as a "Borrower" and collectively as the "Borrowers").

                                    RECITALS

         A. Agent, the Lenders and the Borrowers have entered into that certain Loan and Security Agreement, dated as of December 31, 2001 (as amended by that certain First Amendment to Loan and Security Agreement dated as of April 15, 2002, that certain Second Amendment to Loan and Security Agreement dated as of June 3, 2002 but effective as of May 31, 2002 and that certain Third Amendment to Loan and Security Agreement dated as of July 29, 2002, herein the "Agreement").

         B. Agent, the Lenders and the Borrowers desire to amend the Agreement as hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.01. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meaning as in the Agreement, as amended hereby.

                                   ARTICLE II
                                   AMENDMENTS

         Section 2.01. Amendment to Section 6.3(c). Section 6.3(c) of the Agreement is hereby amended and restated in its entirety to read as follows:

                  (c) as soon as available, but in any event within 15 days after the start of each of Borrower's fiscal quarters, copies of Borrowers' Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Agent, in its sole discretion, for the then current quarter, month by month, and for the then remaining portion of the fiscal year, quarter by quarter, certified by the chief financial officer of the Parent as being such officer's good faith best estimate of the financial performance of the Borrowers during the period covered thereby,

                                   ARTICLE III
                              CONDITIONS PRECEDENT

         Section 3.01. Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived by Agent:


FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT - PAGE 1

                  (a) Agent shall have received this Amendment, duly executed by Borrowers, together with the Consent and Ratification (the "Ratification") hereto, duly executed by the Guarantors;

                  (b) The representations and warranties contained herein, in the Agreement, as amended hereby, and/or in each other Loan Document shall be true and correct as of the date hereof, as if made on the date hereof;

                  (c) No Event of Default shall have occurred and be continuing and no Default shall exist, unless such Event of Default or Default has been specifically waived in writing by Agent; and

                  (d) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto, shall be satisfactory to Agent.

                                   ARTICLE IV
                  RATIFICATIONS, REPRESENTATIONS AND WARRANTIES

         Section 4.01. Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrowers and the Agent agree that the Agreement, as amended hereby, and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

         Section 4.02. Representations and Warranties. Borrowers hereby represent and warrant to Agent as follows:

                  (a) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrowers and do not and will not conflict with or violate any provision of any Applicable Law, the Articles of Incorporation/Organization or Bylaws/Operating Agreement of Borrower or any agreement, document, judgment, license, order or permit applicable to or binding upon any of the Borrowers or their respective Property. No consent, approval, authorization or order of and no notice to or filing with, any court or governmental authority or third person is required in connection with the execution, delivery or performance of this Amendment or to consummate the transactions contemplated hereby.;

                  (b) the representations and warranties contained in the Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties relate to an earlier date;

                  (c) Borrower is in full compliance with all covenants and agreements contained in the Agreement, as amended hereby; and the other Loan Documents; and

                  (d) Borrower has not amended its Articles of Incorporation/Organization or Bylaws/Operating Agreement or other organizational documents since the date of the execution of the Agreement.

                  (e) No Borrower or Guarantor is in default in any of its indebtedness, liabilities or obligations under any of the Supplier Credit Agreements or under either of the Notes to


FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT - PAGE 2

         Professionals and there are, to Borrowers' knowledge, no other defaults or events of default under any of the Supplier Credit Agreements or Notes to Professionals.

                                    ARTICLE V
                                  MISCELLANEOUS

         Section 5.01. Survival of Representations and Warranties. All representations and warranties made in the Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agent or any closing shall affect the representations and warranties or the right of Agent to rely upon them.

         Section 5.02. Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement, as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement, as amended hereby.

         Section 5.03. Expenses of Agent. As provided in the Agreement, each Borrower agrees to pay on demand all reasonable costs and expenses incurred by Agent in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements hereto, including, without limitation, the reasonable costs and fees of Agent's legal counsel, and all reasonable costs and expenses incurred by Agent in connection with the enforcement or preservation of any rights under the Agreement, as amended hereby, or any other Loan Document, including, without limitation, the reasonable costs and fees of Agent's legal counsel.

         Section 5.04. RELEASE. EACH BORROWER HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE OBLIGATIONS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM THE AGENT OR THE LENDERS. EACH BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES THE AGENT AND THE LENDERS, THEIR PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE BORROWER MAY NOW OR HEREAFTER HAVE AGAINST THE AGENT AND THE LENDERS, THEIR PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY OF THE OBLIGATIONS, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.


FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT - PAGE 3

         Section 5.05. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         Section 5.06. APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERTO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN DALLAS, TEXAS, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         Section 5.07. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Agent, the Lenders and the Borrowers and their respective successors and assigns, except the Borrowers may not assign or transfer any of their rights or obligations hereunder without the prior written consent of Agent.

         Section 5.08. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

         Section 5.09. Effect of Waiver. No consent or waiver, express or implied, by Agent to or for any breach of or deviation from any covenant or condition of the Agreement shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

         Section 5.10. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         Section 5.11. FINAL AGREEMENT. THE AGREEMENT, AS AMENDED HEREBY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATED TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT - PAGE 4
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         IN WITNESS WHEREOF, the Borrowers, Agent and the Lenders have caused this Amendment to be executed on the date first written above by their duly authorized officers.


                              PCI CHEMICALS CANADA COMPANY
                              a Nova Scotia unlimited liability company

                              By: /s/ Kent R. Stephenson
                                 ----------------------------------------------
                              Name:   Kent R. Stephenson
                                   --------------------------------------------
                              Title:  Vice President
                                    -------------------------------------------

                              PIONEER AMERICAS LLC
                              a Delaware limited liability company

                              By: /s/ Kent R. Stephenson
                                 ----------------------------------------------
                              Name:   Kent R. Stephenson
                                   --------------------------------------------
                              Title:  Vice President
                                    -------------------------------------------

                              FOOTHILL CAPITAL CORPORATION,
                              a California corporation, as Agent and as a Lender

                              By: /s/ John Nocita
                                 ----------------------------------------------
                              Name:   John Nocita
                                   --------------------------------------------
                              Title:  Vice President
                                    -------------------------------------------


FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT - PAGE 5

                            CONSENT AND RATIFICATION


         The undersigned, Pioneer Companies, Inc., Pioneer (East), Inc., Pioneer Licensing, Inc., Imperial West Chemical Co., KNA California, Inc., Pioneer Water Technologies, Inc., and KWT, Inc. (each a "Guarantor" and collectively the "Guarantors") have executed that certain continuing general guaranty dated as of December 31, 2001 (the "Guaranty"), in favor of FOOTHILL CAPITAL CORPORATION, a California corporation, as the arranger and administrative agent for the Lenders (as defined in the Guaranty). The Guarantors hereby consent and agree to the terms of the Fourth Amendment to Loan and Security Agreement dated as of December ___, 2002 (the "Amendment"), executed by PCI CHEMICALS CANADA COMPANY, a Nova Scotia unlimited liability company, and PIONEER AMERICAS LLC, a Delaware limited liability company (hereinafter each individually is referred to as a "Borrower" and collectively as the "Borrowers"), the Lenders and Agent, a copy of which is attached hereto, and the undersigned agree that the Guaranty shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of the Guarantors in enforceable against the Guarantors in accordance with its terms. Furthermore, each Guarantor hereby agrees and acknowledges that (a) the Guaranty is a "Loan Document" as such term is defined in the Amendment and as such term is defined in the Agreement, (b) the Guaranty is not subject to any claims, defenses or offsets, (c) nothing contained in this Amendment or any other Loan Document shall adversely affect any right or remedy of Agent under the Guaranty, (d) the execution and delivery of the Amendment shall in no way reduce, impair or discharge any obligations of the undersigned as guarantors pursuant to the Guaranty and shall not constitute a waiver by Agent of any of Agent's rights against the undersigned, (e) by virtue hereof and by virtue of the Guaranty, each Guarantor hereby guarantees to Agent the prompt and full payment and full and faithful performance by the Borrowers of the entirety of the Obligations (as defined in the Agreement) on the terms and conditions set forth in the Agreement as amended by the Amendment and any time further modified or amended, (f) the Guarantors' consent is not required to the effectiveness of the Amendment, and (g) no consent by the Guarantors is required for the effectiveness of any future amendment, modification, forbearance or other action with respect to the Agreement or any present or future Loan Document.

                                       Pioneer Companies, Inc.


                                       By: /s/ Kent R. Stephenson
                                          --------------------------------------
                                       Name: Kent R. Stephenson
                                            ------------------------------------
                                       Title: Vice President
                                             -----------------------------------


                                       Pioneer (East), Inc.

                                       By: /s/ Kent R. Stephenson
                                          --------------------------------------
                                       Name: Kent R. Stephenson
                                            ------------------------------------
                                       Title: Vice President
                                             -----------------------------------


FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT - PAGE 6

                                       Pioneer Licensing, Inc.


                                       By: /s/ Kent R. Stephenson
                                          --------------------------------------
                                       Name: Kent R. Stephenson
                                            ------------------------------------
                                       Title: Vice President
                                             -----------------------------------

                                       Imperial West Chemical Co.


                                       By: /s/ Kent R. Stephenson
                                          --------------------------------------
                                       Name: Kent R. Stephenson
                                            ------------------------------------
                                       Title: Vice President
                                             -----------------------------------


                                       KNA California, Inc.


                                       By: /s/ Kent R. Stephenson
                                          --------------------------------------
                                       Name: Kent R. Stephenson
                                            ------------------------------------
                                       Title: Vice President
                                             -----------------------------------


                                       Pioneer Water Technologies, Inc.


                                       By: /s/ Kent R. Stephenson
                                          --------------------------------------
                                       Name: Kent R. Stephenson
                                            ------------------------------------
                                       Title: Vice President
                                             -----------------------------------


                                       KWT, Inc.


                                       By: /s/ Kent R. Stephenson
                                          --------------------------------------
                                       Name: Kent R. Stephenson
                                            ------------------------------------
                                       Title: Vice President
                                             -----------------------------------


FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT - PAGE 7